Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference Feb. 24, 2011 at 9:30 a.m. CST.  Listen to the live call via the Conference Calls page of www.teldta.com or uscellular.com.

Contact:                 Jane W. McCahon, Vice President, Corporate Relations

                                (312) 592-5379; jane.mccahon@teldta.com

                                Julie D. Mathews, Manager, Investor Relations

                                (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports fourth QUARTER 2010 RESULTS

Provides financial guidance for 2011

Note: Comparisons are year over year unless otherwise noted.

Fourth Quarter Highlights

▪        Service revenues were $992 million.

▪        Retail service ARPU (average revenue per unit) increased to $47.41 from $47.07.

▪        Net retail customer losses of 10,000 postpaid and 11,000 prepaid.

▪        Retail postpaid churn improved to 1.5 percent from 1.6 percent; postpaid customers comprised 95 percent of retail customers.

▪        5 percent increase in cell sites in service to 7,645.

▪        Nearly 1.2 million customers adopted Belief Plans.

CHICAGO – Feb. 24, 2011 – United States Cellular Corporation [NYSE:USM] reported service revenues of $991.9 million for the fourth quarter of 2010, versus $985.4 million for the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $6.8 million and $0.08, respectively, for the fourth quarter of 2010; compared to $6.6 million and $0.08, respectively, for the comparable period in 2009.

For the twelve months ended Dec. 31, 2010, U.S. Cellular reported service revenues of $3,913.0 million, compared to $3,927.1 million in 2009.  Net income attributable to U.S. Cellular shareholders for 2010 and related diluted earnings per share, were $132.3 million and $1.53, respectively.  In 2009, net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $206.7 million and $2.37 respectively. Fourth quarter and full year 2009 results were impacted by a $14.0 million (pre-tax), or $0.10 diluted loss per share, charge for impairment of licenses.

“U.S. Cellular had many significant accomplishments during the fourth quarter, but our financial performance was impacted by strong competitive pressures and the actions we took to protect our customer base, as well as spending on our enablement initiatives,” said Mary Dillon, U.S. Cellular president and CEO.

“We ended 2010 with nearly 1.2 million new and existing customers on our Belief Plans, demonstrating the value our customers place on this innovative program to enhance overall customer satisfaction. During the fourth quarter, we increased average revenue per customer and customer loyalty.  In addition, demand for smartphones was quite strong. Smartphone sales represented 40 percent of all devices sold during the quarter and will be a big factor in helping to drive revenue growth in the future, although there was a negative impact on near-term profitability. Smartphone owners currently make up just 17 percent of our postpaid base, so we have significant room for growth in this area. We have a very competitive selection of phones and devices, like the Samsung Galaxy series, and we’re evolving our network to provide a fast, high-quality 4G experience.

“Our customers know that we offer the best experience in wireless, as validated by numerous third-party awards, including being named a J.D. Power and Associates 2011 Customer Service Champion, and we’re working hard to spread the word. We are confident that we have the right strategies in place to help us compete effectively.”

Fourth Quarter Treasury Activity

U.S. Cellular entered into a new $300 million revolving credit facility that is due to expire in Dec. 2015.

Guidance for year ending Dec. 31, 2011

This guidance represents the views of management as of Feb. 24, 2011, and should not be assumed to be accurate as of any other date.  There can be no assurance that final results will not differ materially from this guidance.  U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

	2011 Estimated Results	2010 Actual Results

Service revenues	$4,000 - $4,100 million	$3,913.0 million
Adjusted OIBDA (1) (3)	$775 - $875 million	$783.1 million
Operating income (3)	$185 - $285 million	$195.4 million
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (2)	Approx. $590 million	$587.8 million
Capital expenditures (3)	Approx. $650 million	$583.1 million

(1)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.

(2)    2010 Actual Results include losses on asset disposals and no losses on impairment of assets. The 2011 Estimated Results include only the estimate for Depreciation, amortization and accretion expenses and losses on disposals of assets, and do not include any estimate for losses on impairment of assets (since these cannot be predicted).

(3)    This guidance is based on U.S. Cellular’s current plans.  New developments or changing competitive conditions in the wireless industry, such as the rate of deployment of 4G Long-term Evolution (“LTE”) technology by other carriers, could affect U.S. Cellular’s LTE deployment plans and, as a result, its capital expenditures and operating expenses.

Conference call information

U.S. Cellular will hold a conference call on Feb. 24, 2011 at 9:30 a.m. CST.

▪         Listen to the live call online at http://www.videonewswire.com/event.asp?id=76812 or on the Conference Calls page of www.uscellular.com.

▪         Listen to the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.uscellular.com. The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular®

United States Cellular Corporation, the nation's sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 6.1 million customers in 26 states. The Chicago-based company had 9,000 full-time equivalent associates as of Dec. 31, 2010. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; changes in the overall economy, competition, the state and federal telecommunications regulatory environment, and the value of assets and investments; adverse changes in the ratings afforded the company’s debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices and the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit www.uscellular.com.

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA (UNAUDITED)

Quarter Ended	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Total population
Consolidated markets (1)	90,468,000	90,468,000	90,468,000	90,468,000	89,712,000
Consolidated operating markets (1)	46,546,000	46,546,000	46,546,000	46,546,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.7%	6.7%	6.8%	6.8%	6.8%
Consolidated operating markets (2)	13.0%	13.1%	13.2%	13.2%	13.3%
All customers
Total at end of period	6,072,000	6,103,000	6,144,000	6,147,000	6,141,000
Gross additions	327,000	338,000	349,000	358,000	399,000
Net additions (losses)	(31,000)	(41,000)	(3,000)	6,000	10,000
Smartphones sold as a percent of total devices sold (3)	39.6%	23.6%	15.8%	16.6%	14.7%
Retail customers
Total at end of period	5,729,000	5,750,000	5,775,000	5,768,000	5,744,000
Smartphone penetration (3) (4)	16.6%	12.0%	10.1%	8.9%	7.5%
Gross additions	292,000	301,000	307,000	305,000	354,000
Net retail additions (losses) (5)	(21,000)	(25,000)	7,000	24,000	39,000
Net postpaid additions (losses)	(10,000)	(25,000)	(22,000)	(9,000)	26,000
Net prepaid additions (losses)	(11,000)	—	29,000	33,000	13,000
Service revenue components (000s)
Retail service	$864,905	$865,766	$863,836	$865,039	$866,866
Inbound roaming	67,545	72,901	60,902	51,942	61,728
Other	59,464	44,836	47,838	48,027	56,814
Total service revenues (000s)	$991,914	$983,503	$972,576	$965,008	$985,408
Divided by average customers (000s)	6,081	6,124	6,151	6,137	6,139
Divided by three months in each quarter	3	3	3	3	3
Total average monthly revenue per unit (6)	$54.37	$53.53	$52.71	$52.41	$53.51
Components of average monthly revenue per customer by revenue type
Retail service (6)	$47.41	$47.12	$46.81	$46.98	$47.07
Inbound roaming (6)	$3.70	$3.97	$3.30	$2.82	$3.35
Other (6)	$3.26	$2.44	$2.60	$2.61	$3.09

Retail postpaid churn rate (7)	1.5%	1.6%	1.4%	1.4%	1.6%
Capital expenditures (000s)	$203,400	$124,700	$133,500	$121,500	$189,000
Cell sites in service	7,645	7,524	7,416	7,310	7,279

(1)   Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)   Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)   Smartphones represent wireless devices which run on a Blackberry, Windows Mobile, or Android operating system.

(4)   Smartphone penetration is calculated by dividing postpaid smartphone customers on smartphone service plans by total postpaid customers.

(5)   Calculated by adding net postpaid additions (losses) and net prepaid additions (losses).

(6)   Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(7)   Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average retail postpaid churn rate for each respective quarterly period.

UNITED STATES CELLULAR CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009	Amount	Percent
Operating revenues
Service	$991,914	$985,408	$6,506	1%
Equipment sales	71,236	74,690	(3,454)	(5%)
Total operating revenues	1,063,150	1,060,098	3,052	—

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	216,254	202,546	13,708	7%
Cost of equipment sold	230,620	211,883	18,737	9%
Selling, general and administrative	474,904	473,143	1,761	—
Depreciation, amortization and accretion	144,649	146,807	(2,158)	(1%)
Loss on impairment of intangible assets	—	14,000	(14,000)	N/M
Loss on asset disposals, net	2,310	7,528	(5,218)	(69%)
Total operating expenses	1,068,737	1,055,907	12,830	1%

Operating income (loss)	(5,587)	4,191	(9,778)	>(100%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	22,900	23,553	(653)	(3%)
Interest and dividend income	824	949	(125)	(13%)
Interest expense	(12,637)	(19,134)	6,497	34%
Other, net	285	259	26	10%
Total investment and other income (expense)	11,372	5,627	5,745	>100%

Income before income taxes	5,785	9,818	(4,033)	(41%)
Income tax (benefit)	(7,285)	(940)	(6,345)	>(100%)

Net income	13,070	10,758	2,312	21%
Less: Net (income) attributable to noncontrolling interests, net of tax	(6,226)	(4,185)	(2,041)	(49%)
Net income attributable to U.S. Cellular shareholders	$6,844	$6,573	$271	4%

Basic weighted average shares outstanding	85,668	86,719	(1,051)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.08	$0.08	$—	—

Diluted weighted average shares outstanding	86,190	87,087	(897)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.08	$0.08	$—	—

N/M – Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS Twelve Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009	Amount	Percent
Operating revenues
Service	$3,913,001	$3,927,128	$(14,127)	—
Equipment sales	264,680	286,752	(22,072)	(8%)
Total operating revenues	4,177,681	4,213,880	(36,199)	(1%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	854,931	802,854	52,077	6%
Cost of equipment sold	742,981	742,993	(12)	—
Selling, general and administrative	1,796,624	1,747,404	49,220	3%
Depreciation, amortization and accretion	577,054	569,514	7,540	1%
Loss on impairment of intangible assets	—	14,000	(14,000)	N/M
Loss on asset disposals, net	10,717	16,169	(5,452)	(34%)
Total operating expenses	3,982,307	3,892,934	89,373	2%

Operating income	195,374	320,946	(125,572)	(39%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	97,318	96,800	518	1%
Interest and dividend income	3,808	3,597	211	6%
Interest expense	(61,555)	(78,199)	16,644	21%
Other, net	72	1,442	(1,370)	(95%)
Total investment and other income (expense)	39,643	23,640	16,003	68%

Income before income taxes	235,017	344,586	(109,569)	(32%)
Income tax expense	79,609	116,086	(36,477)	(31%)

Net income	155,408	228,500	(73,092)	(32%)
Less: Net (income) attributable to noncontrolling interests, net of tax	(23,084)	(21,768)	(1,316)	(6%)
Net income attributable to U.S. Cellular shareholders	$132,324	$206,732	$(74,408)	(36%)

Basic weighted average shares outstanding	86,128	86,946	(818)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.54	$2.38	$(0.84)	(35%)

Diluted weighted average shares outstanding	86,518	87,168	(650)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.53	$2.37	$(0.84)	(35%)

N/M – Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

ASSETS

	December 31, 2010	December 31, 2009

Current assets
Cash and cash equivalents	$294,426	$294,411
Short-term investments	146,586	330
Accounts receivable from customers and other	424,019	425,057
Inventory	112,279	152,556
Prepaid income taxes	41,397	717
Prepaid expenses	53,356	63,463
Net deferred income tax asset	26,757	21,570
Other current assets	10,804	51,013
	1,109,624	1,009,117

Investments
Licenses	1,452,101	1,435,000
Goodwill	494,737	494,737
Customer lists, net	759	4,083
Investments in unconsolidated entities	160,847	161,481
Notes and interest receivable—long-term	4,070	4,214
Long-term investments	46,033	—
	2,158,547	2,099,515

Property, plant and equipment
In service and under construction	6,382,581	5,884,307
Less: accumulated depreciation	3,767,509	3,282,969
	2,615,072	2,601,338

Other assets and deferred charges	50,367	38,776

Total assets	$5,933,610	$5,748,746

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND EQUITY

	December 31, 2010	December 31, 2009

Current liabilities
Current portion of long-term debt	$101	$76
Accounts payable
Affiliated	10,791	14,732
Trade	281,601	296,288
Customer deposits and deferred revenues	146,428	140,248
Accrued taxes	39,299	57,507
Accrued compensation	65,952	62,242
Other current liabilities	121,823	92,884
	665,995	663,977

Deferred liabilities and credits
Net deferred income tax liability	579,769	513,994
Other deferred liabilities and credits	284,949	262,412

Long-term debt	867,941	867,522

Commitments and contingencies

Noncontrolling interests with redemption features	855	727

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,368,487	1,356,322
Treasury Shares	(105,616)	(69,616)
Retained earnings	2,129,638	2,013,633
Total U.S. Cellular shareholders equity	3,480,583	3,388,413

Noncontrolling interests	53,518	51,701

Total equity	3,534,101	3,440,114

Total liabilities and equity	$5,933,610	$5,748,746

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

In an effort to improve investment returns, during 2010, U.S. Cellular elected to use a portion of its cash balance to directly purchase government-backed securities, specifically U.S. treasury securities and securities insured by the Federal Deposit Insurance Corporation (“FDIC”).  The maturity dates of such direct investments were staggered in order to maintain cash balances and liquidity at targeted levels.  U.S. Cellular also continues to invest in certificates of deposit that are insured by the FDIC.  The following table presents U.S. Cellular’s cash and cash equivalents; and investments in government-backed securities and certificates of deposit at December 31, 2010 and December 31, 2009.

	December 31, 2010	December 31, 2009

Cash and cash equivalents	$294,426	$294,411
Amounts included in short-term investments (1)(2)
Government-backed securities (3)	146,336	—
Certificates of deposit	250	330
	$146,586	$330
Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$46,033	$—

(1)    Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)    Maturities are less than twelve months from the respective balance sheet dates.

(3)    Includes U.S. treasuries and corporate notes guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

(4)    Maturities range between 14 and 24 months from the balance sheet date.

UNITED STATES CELLULAR CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS Twelve Months Ended December 31, (Unaudited, dollars in thousands)

	2010	2009
Cash flows from operating activities
Net income	$155,408	$228,500
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	577,054	569,514
Bad debts expense	76,292	107,991
Stock-based compensation expense	18,044	16,362
Deferred income taxes, net	71,378	45,496
Equity in earnings of unconsolidated entities	(97,318)	(96,800)
Distributions from unconsolidated entities	100,359	91,105
Loss on impairment of intangible assets	—	14,000
Loss on asset disposals, net	10,717	16,169
Noncash interest expense	2,540	2,442
Excess tax benefit from stock awards	(114)	(24)
Other operating activities	(2,369)	—
Changes in assets and liabilities from operations
Accounts receivable	(75,252)	(114,646)
Inventory	40,277	(35,992)
Accounts payable—trade	(14,660)	47,503
Accounts payable—affiliate	(3,940)	5,119
Customer deposits and deferred revenues	6,180	(9,921)
Accrued taxes	(70,057)	48,218
Accrued interest	204	(2,121)
Other assets and liabilities	79,546	(51,107)
	874,289	881,808

Cash flows from investing activities
Additions to property, plant and equipment	(583,134)	(546,758)
Cash received from divestitures	—	50
Cash paid for acquisitions and licenses	(17,101)	(16,027)
Cash paid for investments	(250,250)	(450)
Cash received for investments	60,330	120
Other investing activities	(953)	1,614
	(791,108)	(561,451)

Cash flows from financing activities
Repayment of long-term debt	(316)	(140,236)
Common shares reissued for benefit plans, net of tax payments	509	(82)
Common shares repurchased	(52,827)	(33,585)
Excess tax benefit from stock awards	114	24
Payment of debt issuance costs	(2,229)	(4,421)
Distributions to noncontrolling interests	(19,631)	(18,426)
Payments to acquire additional interest in subsidiaries	(8,786)	(285)
Other financing activities	—	69
	(83,166)	(196,942)

Net increase in cash and cash equivalents	15	123,415

Cash and cash equivalents
Beginning of period	294,411	170,996
End of period	$294,426	$294,411

United States Cellular Corporation Financial Measures and Reconciliations (Unaudited, dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Service revenues	$991,914	$985,408	$3,913,001	$3,927,128

Operating income (loss)	(5,587)	4,191	195,374	320,946
Add:
Depreciation, amortization and accretion	144,649	146,807	577,054	569,514
Loss on impairment of intangible asset	—	14,000	—	14,000
Loss on asset disposals	2,310	7,528	10,717	16,169
Adjusted OIBDA (1)	$141,372	$172,526	$783,145	$920,629

Adjusted OIBDA margin (2)	14.3%	17.5%	20.0%	23.4%

	2010	2009	2010	2009
Cash flows from operating activities	$290,276	$244,114	$874,289	$881,808
Deduct:
Capital expenditures	203,442	188,988	583,134	546,758
Free cash flow (3)	$86,834	$55,126	$291,155	$335,050

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net negative margin, and the net equipment subsidy is effectively a cost for purposes of assessing business results and is already reflected in adjusted OIBDA.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(3)     Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  U.S. Cellular believes that free cash flow as reported by U.S. Cellular is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.